Exhibit 99.1

Ziopharm Oncology Announces Election of Robert Postma to its Board of Directors

Boston, February 5, 2021 – Ziopharm Oncology, Inc. (“Ziopharm” or “the Company”) (Nasdaq:ZIOP) today announced the election of Robert Postma to its Board of Directors (the “Board”), effective immediately. Mr. Postma is the Founder of WaterMill Asset Management, a sizeable and long-term shareholder of Ziopharm.

James Huang, Chairman of the Board, said, “We welcome Bob to Ziopharm’s Board of Directors. With his experience and financial acumen, Bob will make an immediate contribution to Ziopharm and I believe the Board is now well positioned to partner with the management team to deliver on our very promising T-cell directed and cytokine technologies and opportunities.”

Laurence Cooper, M.D., CEO of Ziopharm said, “We will benefit from having additional shareholder guidance on the Board. Bob is a respected voice, and his counsel will help in directing the Company’s strategies.”

Mr. Postma commented, “I am glad to join the Board and bring this chapter in the Company’s history to a close. I look forward to working with management and the Board to help deliver on the promise of the Company’s science to patients and investors.”

Mr. Postma’s appointment increases the size of the Board from eight to nine members, a modification approved by the Board.

About Ziopharm Oncology, Inc.

Ziopharm is developing non-viral and cytokine-driven cell and gene therapies that weaponize the body’s immune system to treat the millions of people globally diagnosed with cancer each year. With its multiplatform approach, Ziopharm is at the forefront of immuno-oncology. Ziopharm’s pipeline is built for commercially scalable, cost effective T-cell receptor T-cell therapies based on its non-viral Sleeping Beauty gene transfer platform, a precisely controlled IL-12 gene therapy, and rapidly manufactured Sleeping Beauty-enabled CD19-specific CAR-T program. The Company has clinical and strategic collaborations with the National Cancer Institute, The University of Texas MD Anderson Cancer Center and Regeneron Pharmaceuticals. For more information, please visit www.ziopharm.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to, statements regarding the potential benefits of the Company’s CAR-T therapy and the Company’s expectations regarding the number of patients expected in this phase 1 clinical trial. Although Ziopharm’s management team believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Ziopharm, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, changes in Eden BioCell’s operating plans that may impact its cash expenditures, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Ziopharm’s product candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA or equivalent foreign regulatory agencies and for which indication; the strength and enforceability of Ziopharm’s intellectual property rights; competition from other pharmaceutical and biotechnology companies as well as risk factors discussed or identified in the public filings with the Securities and Exchange Commission made by Ziopharm, including those risks and uncertainties listed in Ziopharm’s Quarterly Report on Form 10-Q filed by Ziopharm with the Securities and Exchange Commission. We are providing this information as of the date of this press release, and Ziopharm does not undertake any obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

Investor Relations Contacts:

Adam D. Levy, Ph.D., MBA

EVP, Investor Relations and Corporate Communications

T: 508.552.9255

E: alevy@ziopharm.com

Media Relations Contact:

LifeSci Communications:

Patrick Bursey

T: 646.876.4932

E: pbursey@lifescicomms.com